UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    Compensatory Arrangements of Certain Officers
The Board of Directors (the "Board") of Microsemi Corporation (the "Company") previously approved, subject to stockholder approval, amendments to the Microsemi Corporation 2008 Performance Incentive Plan (the "2008 Plan") that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2008 Plan by an additional 9,630,000 shares, and (2) extend the term of the 2008 Plan to December 7, 2027. According to the results from the Company’s Annual Meeting of Stockholders held on February 13, 2018, the Company’s stockholders have approved the amendments to the 2008 Plan.
The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Board or one or more committees appointed by the Board administers the 2008 Plan. The Board has delegated general administrative authority for the 2008 Plan to the Compensation Committee of the Board. The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.
After giving effect to the 2008 Plan amendments, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan would be 51,422,949 shares. Shares issued in respect of any "full-value award" granted under the 2008 Plan will be counted against the plan’s share limit as 2.41 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 241 shares would be charged against the share limit with respect to that award. For this purpose, a "full-value award" generally means any award granted under the plan other than a stock option or stock appreciation right.
Except as described in this paragraph, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2008 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the 2008 Plan will be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, will not be available for subsequent awards under the 2008 Plan.
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. The types of awards that may be granted under the 2008 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.
As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on February 13, 2018. On Proposal 1 - Election of Directors, the voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
James J. Peterson	103,194,233	2,663,038	270,815	4,284,162
Dennis R. Leibel	102,056,480	4,034,386	37,220	4,284,162
Kimberly E. Alexy	98,576,859	7,515,947	35,280	4,284,162
Thomas R. Anderson	102,477,026	3,614,183	36,877	4,284,162
William E. Bendush	101,208,104	4,883,130	36,852	4,284,162
Richard M. Beyer	105,951,239	138,527	38,320	4,284,162
Paul F. Folino	101,206,083	4,884,443	37,560	4,284,162
William L. Healey	102,528,544	3,562,457	37,085	4,284,162
Matthew E. Massengill	102,483,915	3,608,156	36,015	4,284,162
On Proposal 2 - Advisory Vote on Executive Compensation, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
86,781,015	18,729,147	617,924	4,284,162
On Proposal 3 - Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation, the voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
93,615,135	96,350	11,860,611	555,990	4,284,162
After considering the results of the foregoing Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation, the Company’s Board of Directors has decided that it will include an advisory vote on the compensation paid to the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2024.
On Proposal 4 - Approval of Amendment to the 2008 Performance Incentive Plan, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
95,260,610	10,776,178	91,298	4,284,162
On Proposal 5 - Ratification of Independent Registered Public Accounting Firm, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
107,117,922	3,261,958	32,368	Not Applicable

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Microsemi Corporation 2008 Performance Incentive Plan, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)
By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, and Treasurer
Date: February 15, 2018